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                                                                EXHIBIT 99.1

                                     [LOGO]


                                  NEWS RELEASE

For immediate release Thursday, March 13, 2003

COACHMEN RV COMPANY GOING AND GROWING ...
MAJOR EXPANSION AT INDIANA AND GEORGIA FACILITIES
127,000 SQ. FT. STATE-OF-THE-ART NEW CLASS C PLANT - MIDDLEBURY, IND. 100,000 SQ. FT. TRAVEL TRAILER & Fifth Wheel Plant - Fitzgerald, Ga.

MIDDLEBURY, INDIANA--Coachmen Recreational Vehicle Company, LLC, a subsidiary of Coachmen Industries (NYSE: COA), announced plans today to build a new class C motorhome plant at its Middlebury, Ind. complex. The Company also said it has agreed to acquire an additional facility in Fitzgerald, Ga. it will use to expand towable production at its Georgia Division. The increased manufacturing capacity will help Coachmen meet demand for its popular travel trailer, fifth wheel and class C motorhome product lines.

Coachmen already broke ground in Middlebury on a state-of-the-art 127,000-sq. ft. motorhome plant, which is expected to be in operation by early August. Coachmen expects to add as many as 150 new employees to this new facility over the next couple of years.

The 100,000-sq. ft. building in Fitzgerald, Ga. will produce travel trailers and fifth wheels, and should be operational by June. About 50 new employees will be added to Coachmen RV's Georgia Team when the plant starts production. As the new plant ramps up production, more employees may be added.

"While many industries have been slashing jobs and operating their factories well below capacity, demand for Coachmen's RVs has been increasing," said Michael R. Terlep, President of Coachmen RV Company. "During 2002, Coachmen RV's wholesale shipments outpaced the industry in combined class A and class C motorhomes by 65 percent. The same is true for our combined travel trailer and fifth wheel shipments, as we outpaced the industry by 37.9 percent."

"We are thrilled with Coachmen's decision to grow in Middlebury," said Indiana Lt. Governor Joe Kernan, who leads the state's economic development efforts as director of the Indiana Department of Commerce. "The company has been a crucial part of our state's economy for many years and this expansion further demonstrates its ongoing commitment to Indiana. We are proud of the team effort put forth by the Department of Commerce, Middlebury and Coachmen that helped to make this project a reality."

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Coachmen RV Company Going and Growing ...Major Expansion at Indiana and Georgia
Facilities
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March 13, 2003
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"As  a  result  of  our  successful  product  management   strategies  and  more
importantly, the efforts of the dedicated Team Members of Coachmen RV, we are very much in a growth mode and gaining momentum in the marketplace," added Terlep. "So much so that during the last 18 months, we have struggled in fulfilling the orders for our popular class C motorhomes in a timely manner. At the same time, strong demand for our recently introduced Chaparral fifth wheel, Somerset Dream Catcher fifth wheel and Captiva travel trailer has created lead times for our dealers and retail customers that are much longer than desirable. The additional production capacity these two plants will provide will enable us to continue building up our market share, while better serving the needs of our customers."

The new motorhome plant will be Coachmen's largest RV plant, and also the Company's first to feature two assembly lines. Utilizing two assembly lines will increase production efficiencies by segregating higher production-hour models from lower production-hour models. The new plant also features over 24,000-sq. ft. of mezzanines for offline manufacturing processes, such as assembling cabinets, kitchen units and other modules, providing improved material flow and manufacturing processes. Cranes will lower finished sections for installation in the motorhomes.

The Company will produce its six class C Coachmen(R) and Shasta(R) product lines in the plant, and will introduce a seventh class C product line this summer for the 2004 model year.

"We're certainly looking forward to the completion of this new facility," said Gary O'Dell, President of the Middlebury Town Council. "It's very modernistic in design and we're excited to see its outcome. It will make the gateway to the city look better, and we're very pleased it will add new jobs to Middlebury."

The new Georgia manufacturing facility, located in the former Irwin Manufacturing plant, was built in 1996 and is approximately one mile from Coachmen's existing plant. The Georgia Division of Coachmen RV will produce all nine lines of Coachmen(R) and Shasta(R) brand travel trailers and fifth wheels. The current 46,000-sq. ft. plant, owned and operated since 1971 by Coachmen RV, has capacity to produce only four of these product lines.

"Coachmen RV is the number one selling brand throughout the seven southeastern states serviced by our Georgia Division. It's only logical to add production capacity to manufacture our entire towable line at our Georgia Division. This new plant will enable us to continue our market share growth in the Southeast. The additional capacity at our Georgia Division will also free up much needed capacity at our Indiana manufacturing complex," Terlep said.

"Coachmen RV was recently ranked the number one selling model of travel trailer in America, according to 2002 year-end reports issued by Statistical Surveys, Inc., and has historically ranked as the leading selling model class C motorhome in the nation. The time is right for adding more production capacity. These expansion plans will nurture continued growth for Coachmen, as we fully intend to build upon our momentum," concluded Terlep.

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Coachmen RV Company Going and Growing ...Major Expansion at Indiana and Georgia
Facilities
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March 13, 2003
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Coachmen Recreational Vehicle Company, LLC markets travel trailers,  fifth wheel trailers, class A and class C motorhomes. A subsidiary of Elkhart, Indiana-based
Coachmen  Industries,   Inc.,  Coachmen  RV  Company  was  founded  in  1964  in
Middlebury, Ind., where its headquarters and largest manufacturing facility are located. Manufacturing sites are also located in Goshen, Ind., and Fitzgerald, Ga. WALT DISNEY WORLD(R) Resort has designated Coachmen as the official recreational vehicle of Disney's FORT WILDERNESS RESORT AND CAMPGROUND and DISNEY'S WIDE WORLD OF SPORTS(TM) complex in Florida.

Coachmen Industries, Inc. is one of the nation's leading manufacturers of recreational vehicles with well-known brand names including COACHMEN(R), GEORGIE BOY(TM), SHASTA(R) and VIKING(R). Coachmen Industries is also the largest modular home producer in the nation with its ALL AMERICAN HOMES(R) and MOD-U-KRAF(R) subsidiaries. Modular commercial and telecommunication structures are manufactured by the Company's Miller Building Systems subsidiary. Prodesign, LLC is a subsidiary that custom thermoforms composite and plastic parts for numerous industries under the PRODESIGN(R) brand. Coachmen Industries, Inc. is a publicly held company with stock listed on the New York Stock Exchange (NYSE) under the COA ticker symbol.

This release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Investors are cautioned not to place undue reliance on forward-looking statements, which are inherently uncertain. Actual results may differ materially from that projected or suggested due to certain risks and uncertainties including, but not limited to: the potential fluctuations in the Company's operating results; the condition of the telecommunications industry which purchases modular structures; the availability and the price of gasoline; the Company's dependence on chassis suppliers; interest rates; the availability and cost of real estate for residential housing; the ability of the housing and building segment to perform in new market segments where it has limited experience; competition; government regulations; legislation governing the relationships of the Company with its recreational vehicle dealers; the impact of consumer confidence and economic uncertainty on high-cost discretionary product purchases; the impact of potential war against Iraq on the economy, consumer confidence, and oil supplies; and other risks identified in the Company's SEC filings.

For more information:
        Rich Allen, Corporate Communications, Coachmen Industries, Inc.
        Phone: 574-262-0123 (Elkhart, IN)
        E-mail: rallen@coachmen.com
        World Wide Web: www.coachmenrv.com

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